Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated April 3, 2008 relating to the financial statements of Home School, Inc.

We also consent to the reference to our Firm under the caption “Experts” in the Registration Statement.

/s/ Webb & Company, P.A.

WEBB & COMPANY, P.A.

Certified Public Accountants

Boynton Beach, Florida

April 3, 2008